SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2010
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     Waste Management, Inc. (the “Company”) has issued a press release this morning, announcing its earnings for the quarter ended March 31, 2010, a copy of which is attached hereto as exhibit 99.1. The Company is holding a conference call to discuss these results from 9:00 a.m. to 10:00 a.m. Central time this morning. The call will be webcast live, and may be heard by accessing the Company’s website at www.wm.com. The call may also be listened to by calling (877) 710-6139 and entering the access code 64713577.
     On the call, management of the Company is expected to discuss results of operations using certain non-GAAP financial measures that are included in the Company’s press release. The Company has provided information regarding its use of the non-GAAP measures contained in its press release and reconciliations of them to their most comparable GAAP measures in the press release and the schedules thereto that are attached to this Form 8-K as exhibit 99.1. Management also is expected to discuss (i) its operating expenses as a percentage of revenues, as adjusted for the negative impact of the Company’s withdrawal of certain bargaining units from an under-funded multi-employer pension plan and (ii) its projected full year free cash flow. Management believes these discussions provide investors with information to better enable them to evaluate the Company’s financial condition and results of operations by (i) excluding the impact of an item that was non-operational in nature and therefore not representative of the Company’s ongoing operating expenses and (ii) disclosing to investors the Company’s projection of cash produced by non-financing activities that should be available for such uses as acquisitions, share repurchases and dividend payments after any committed expenditures have been made. Non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP.
     The reconciliation of GAAP operating expenses as a percentage of revenues to the non-GAAP percentage, adjusted for the effect of the increased expense due to the withdrawal from the pension plan, is shown below (dollars in millions):

As reported:
Operating Revenues	$2,935	$2,810
Operating Expenses	$1,881	$1,725

Operating Expenses as a percent of Revenues	64.1%	61.4%

Adjustments:
Operating Revenues	$—	$—
Operating Expenses	$(28)	$—

As adjusted:
Operating revenues	$2,935	$2,810
Operating expenses	$1,853	$1,725

Adjusted Operating Expenses as a percent of Revenues	63.1%	61.4%
     The reconciliation of free cash flow to net cash provided by operating activities, the most comparable GAAP measure, is shown below (dollars in millions). The Company’s definition of free cash flow may be different from, and therefore not comparable to, similarly titled measures presented by other companies. Additionally, the reconciliation illustrates two scenarios that show our projected free cash flow range. The amounts used in the reconciliation are subject to many variables, some of which are not in our control and therefore are not necessarily indicative of what actual results will be.

	Scenario 1	Scenario 2
Full Year 2010 Free Cash Flow
Net cash provided by operating activities	$2,375	$2,450
Capital expenditures	(1,200)	(1,200)
Proceeds from divestitures of businesses (net of cash divested) and other sales of assets	25	50

	$1,200	$1,300

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit 99.1:	Press Release dated April 29, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: April 29, 2010	By:	Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated April 29, 2010